Exhibit 99.1

141115564277

NXTD

NXT-ID IR Update Webcast

September 27, 2018

C: Gino Pereira; NXT-ID; CEO

C: Michael Orlando; NXT-ID; CFO, President FitPay

P: Kris Tuttle; SoundView; Analyst

+++ presentation

Operator^ Welcome to the NXT-ID IR Update Webcast.

(Operator Instructions)

It is now my pleasure to introduce CEO of NXT-ID, Mr. Gino Pereira.

Gino Pereira^ Thank you for joining our call today to discuss the spinoff of our fintech assets as we announced on September 21st. Those assets consist of our payment, authentication and credential management business, including FitPay.

During this afternoon’s call, we’ll be making forward-looking statements. This consists of statements that cannot be confirmed by reference to existing information, including statements regarding our beliefs, goals, expectations, forecast, projections and future performance and the assumptions underlying such statements.

Please note that there are a number of factors that will cause actual results to differ materially from our forward-looking statements, including the factors identified and discussed in our PR concerning the spinoff that was released on September 21st.

Please recognize that, except as required by applicable, we undertake no duty to update any forward-looking statements and you should not place any undue reliance on such statements.

And with me on the call today is also Michael Orlando, our Chief Operating Officer and President of FitPay. And as a result of our announcement of the fintech spinoff, there were a number of questions that we heard from shareholders. We thought that we take the opportunity today to have a question-and-answer session to try and address some of those so everybody understood the rationale behind the transaction and what it actually meant for our shareholders.

With that, I’ll open the Q&A to Kris Tuttle from SoundView who will be asking the questions.

+++ q-and-a

Operator^ (Operator Instructions)

Mr. Kris Tuttle, your line is now open.

Kris Tuttle^ I’ve got a few here and just in terms of organization here, I’d like to cover them in the order of kind of talking about the motivation behind the transaction and then moving into kind of the management, the surviving management of those businesses and what’s in there. And then I’d like to get into the mechanics so people understand exactly what to expect and then I’d also like to make sure we cover how we see this impacting shareholder value and the public valuation of the stock.

With that, maybe we could start with your decision, the motivation, what’s the strategy behind this, that would be a good place to start.

Gino Pereira^ We’re very focused on creating long-term value for our shareholders and to try to make sure that value is reflected in our stock price and to us as the management of the business, we feel that it’s not an easy thing to do for the market to properly evaluate and value the assets that we have in the two businesses that we have.

Our main businesses are through our subsidiaries, LogicMark and FitPay. LogicMark is focused on healthcare and FitPay is obviously a financial technology Company. And so, often the way the news is directed, we think that one Company is kind of overshadowing the other and sometimes vice versa.

One driving point was to try and create shareholder value and we think that that’s best done by separating the two businesses into separate businesses which are easier for the market to assess and track the success of each strategy as each business develops.

We had a number of synergies when we put the businesses together. But as the opportunities to develop each of those businesses presented themselves, for us, the management team, the synergies -- there became less and less synergies as we needed concentrated assets to develop those two individual businesses. And so, at this point, we believe that our shareholders are best served by owning equity in both companies separately.

Kris Tuttle^ And when you talk about both companies, there will be one which you mentioned the payment, authentication and FitPay that would also include Flip, is that -- am I correct? And I don’t understand exactly what’s in each business.

Gino Pereira^ What’s in each -- so, in the FitPay business, there’s the business that we acquired when we merged with FitPay a year ago. There are products such as Flip that were developed since then and also all the financial technology products that NXT-ID has, including its Wi-Mag antenna patented, Wi-Mag antenna technology.

If you recall, we’re actually the only Company other than Samsung to have a patent on technology that can allow non-swipe data to be recorded for the cell channels. All of that IP that was developed at NXT-ID in the preceding years, the IP that has come from FitPay acquisition and the IP that we’ve developed jointly since then that’s all going to new Company.

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What’s remaining with NXT-ID is the LogicMark healthcare business as well as the intellectual property that remains -- the non-fintech-related intellectual property that is held by 3D-ID.

Kris Tuttle^ And then maybe we can now talk about the mechanics. I know there’s a few moving parts here. But in terms of current shareholders of the stock, what are the things they should be looking for mechanically in terms of what they’re going to get, how they’re going to get it, some financing as referenced as part of this so we could start weaving that in as well. But I think the mechanics are really important for everybody to understand here.

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Gino Pereira^ First of all, we believe that the proposed transaction will qualify as a tax-free distribution to shareholders. Shareholders will essentially get a dividend from NXT-ID of the spun-off interest in the new Company.

Essentially, what happens is there’s a new subsidiary that is created that is 100% owned by NXT-ID. The NXT-ID dividends those shares out to individual shareholders of NXT-ID pro rata to their current ownership.

If you take in round numbers approximately 25 million shares that are outstanding, the new shares will be distributed proportionately amongst those 25 million-odd shares. Shareholders will continue to own their shares in NXT-ID and they will receive dividend shares; they’ll have additional shares in the new Company.

Following that, so, FitPay is very much a development stage Company although albeit with customers and revenues and a lot of exciting developments in the pipeline, but it does need operating capital to continue to actually achieve its full potential.

The Company has an investment commitment for $6 million that will come in post the spinoff and in order to fund the operations of the Company. And then after that investment is made, the balance sheet of the new Company will be in a sufficient state that we can apply for a NASDAQ listing.

Kris Tuttle^ And when you spin off -- so, holders will get the dividend which will represent their shares in FitPay -- do you know now, is it going to be one quarter share for every share of NXT-ID you hold? Do you have any sense of sort of what that exchange ratio or share count’s going to look like?

Gino Pereira^ Yes. There are few moving parts, right, and in terms of what are the number of shares that we’re going to issue in the new Company and what is the price that we’re going to issue those shares at.

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What I can say -- and I will stress that this is a preliminary number, it’s an internal valuation number although we have sent it out to a third party to run some numbers for us, but this is an internal number and subject to change -- but broadly speaking, we believe that the value that will be transferred to NXT-ID shareholders of the new Company will be about $30 million of value.

When you look at that number, I mean, it’s a sizable number but it really illustrates the extent to which we believe that the two entities combined are just not being recognized for what the true value of the underlying asset is right now.

As I say, on a preliminary basis and internally generated, we believe that we can justify about a $30 million worth of value in new Company stock to be dividended to NXT shareholders.

Kris Tuttle^ And obviously the market all figure out how to value everything ultimately. But if you use that figure with let’s say a one share for every two of NXT-ID, using that valuation, it would be something like $2 per share at least to start out with.

Gino Pereira^ Well, it would need to be. Don’t forget that the minimum closing bid price for NASDAQ is $4 a share.

Kris Tuttle^ Okay.

Gino Pereira^ You could --

Kris Tuttle^ Yes, you could always just -- reducing the number of shares.

Gino Pereira^ -- going out at $4 a share. At least.

Kris Tuttle^ That’s just basically however you do the exchange ratio will determine that, right?

Gino Pereira^ The higher the price per share the smaller the number of shares to be dividended --

Kris Tuttle^ Right.

Gino Pereira^ -- but it’s at a higher price.

Kris Tuttle^ Then for the NXTD stock, you’ll be owning the non-FitPay and fintech operations which is today primarily LogicMark and can you just talk about, will the share count stay the same give or take it will still be $25 million shares within NXTD out there for the LogicMark and related businesses?

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Gino Pereira^ Yes. There are no new financing offerings that are being planned for NXT-ID. We believe that the cash flow from LogicMark is very strong and we do not have any plans for announcing a new financing.

Kris Tuttle^ And the existing debt, that will all remain with the parent Company?

Gino Pereira^ Correct. There are two pieces of debt on our balance sheet. The primary debt that we have was originally really taken on when we acquired LogicMark. That debt remains at the NXT-ID level. There is a smaller amount of debt which related to the FitPay acquisition and merger and that will move to the new Company.

Kris Tuttle^ And while we’re still on mechanics, what is the timing of when people need to be holders of NXTD shares to be eligible to receive the dividend and then what’s the timing of or just round or estimated timing of when you would have filings that would show pro forma financials and stuff like that?

Gino Pereira^ The key date for shareholders to remember is October 15, 2018. That is the date on which they must own NXT-ID shares to receive the dividend shares of the new Company. They have to hold shares as of October 15th to get the dividend; thereafter, it will be ex-dividend. That’s a key date.

We have announced that we are hoping to complete the transaction by November 15th and there’s some moving pieces in between and by completing the transaction, it includes uplisting the new Company to NASDAQ.

This procedure by which it’s going to take a number of weeks to do the actual physical spinoff and then to close the financing and then for NASDAQ. We are starting the NASDAQ application process very shortly, but it takes a little bit of time for NASDAQ to go through that. We’re contemplating that by November 15th we should be complete.

Kris Tuttle^ And then I didn’t hear you say what you thought the timing of having pro forma financials available --

Gino Pereira^ Yes. There’s obviously a number of filings that would have to be done in the meantime. In particular, an information statement that will include the pro forma numbers of the new Company. And because we need a separate two-year audit of these assets, we are in the process of completing that audit now.

When that audit is completed, we will be able to finish up the information statement. I would guess that’s approximately two to maybe three weeks away at most.

Kris Tuttle^ Around-ish the ex-dividend date?

Gino Pereira^ Yes.

Kris Tuttle^ Maybe a little bit before but around-ish is when the key pro forma --

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Gino Pereira^ Somewhere around.

Kris Tuttle^ And then sort of the last question on mechanics, the $6 million investment that’s going to go into the FitPay organization post the spinoff, will that be in the form of common stock? How’s the valuation for that being determined?

Gino Pereira^ Currently, as it’s contemplated right now, it is a combination of common stock and convertible preferred stock. And obviously, one of the announcements as we get further down the road will be the exact terms of the financing. We need to get a little bit further down the road and have the spinoff completed, et cetera, but we believe that it’s a favorable financing for the new entity.

Kris Tuttle^ And I think we all know that the LogicMark business inside NXTD is excellent in terms of cash flow. I would anticipate going forward the NXTD business would be in good shape in terms of being able to generate the cash it needs for operations?

Gino Pereira^ Is that a question?

Kris Tuttle^ Yes. I just want to--

Gino Pereira^ Yes, I concur. I think that’s great.

Kris Tuttle^ -- be crystal clear on that because maybe there are some people on the call that may not realize it.

And then my second question is with the $6 million funding for the FitPay business, do you guys think that that’s an adequate amount of capital for them to basically get to a self-funding position given the growth in their business?

Gino Pereira^ Yes. According to our current plans, it will take the Company through to a self-funding position now.

As we said before, things changed. There might be new developments, new investments for new business opportunities. As we said with our forward-looking statement that these statements have to be taken with some caution. But as we look at the business today as it stands today, that amount of money is sufficient to take the Company through to being cash flow positive.

Kris Tuttle^ I think I have a pretty good feel for the mechanics here and the timing.

And I guess to close it out, I know that a lot of people are curious to know maybe you guys can give us an update in terms of how you feel about what investors should be looking for in terms of the businesses, in terms of what the leadership expects to accomplish post the spinoff, how does the current business and opportunity environment look for these two organizations, are there any updates to how the leadership team is going to be working for each of those divisions and then what your role is, what Michael’s role is, what Stan’s role is, things like that would be helpful.

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Gino Pereira^ Yes. Definitely, as we contemplated the transaction, we think that continuity of leadership and experience is something that’s really important. Michael Orlando and I will serve in both boards of the Company so that we will be able to have our views expressed in both companies.

Mike will be the CEO of the new Company and the existing management team and team members of the new Company that run the existing payments business will be part of the new Company. There’s a lot continuity of management throughout the spun-off Company if you like.

And Stan Washington is currently mostly focused on the healthcare business and he will continue to do so and I will take a deeper involvement and interest in the healthcare business. We’ll announce the new board of directors for the new Company in the next few weeks as well as the name of the new Company as well.

And with us -- in terms of growth strategy, I’ve been talking a long time here, so, let’s turn it over to Mike so he can give us an update about what the growth strategy is for the new Company.

Michael Orlando^ As we’ve talked in pervious calls, the focus of our business has really been about building and extending our token requester service and our platform for other types of credential management services and that mission will continue as part of the spinoff.

And in fact, we’ve been working on this throughout this year in ways to double down on some of the capabilities of that platform. And a major part of what we’re trying to accomplish by this focused effort by splitting up the companies will be to really have my team and our extended partners really continue to develop on that platform, obviously, starting with Garmin as our flagship customer and the new customers that will launch later this year and in the first quarter of 2019.

We spoke during the last call Garmin is out now with 10 smart watches in market that have the FitPay wallet enabling Garmin pay. We’re in over 25 countries today, 200-plus banks; that footprint continues to grow in a week-by-week basis.

I think we’ll get more aggressive in terms of talking about those banks as the banks on load and we continue to enable different payment types as well in the [city networks] and new payment types throughout the globe.

I think the other thing that we really want to begin to do is as we built this platform architecturally when we first started the Company, there was really more a rough focus (technical difficulty) organization capabilities. And so, now that we’ve got the networks integrated for all these banks, we look forward to just the opportunity to extend into new use cases and into new markets and new customers.

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And so, as we get through this year and launch next year, we’ll be looking at things like e-com tokenization, card-on-file tokenization for our merchants that will solve a number of problems around security and consumer flexibility. And so, we think there’s a big market for that and kind of being in a unique place to deliver those services is one of the key components of where we see our growth strategy.

And then lastly, we look for other use cases around different types of credentials. Whether they be transit credentials, hotel credentials, secured access credentials, all those are within our sightlines to bring on really early in the new year and as we kind of get through this spinoff.

And then in addition to that, blockchain has been a key focus for the team and bringing the Flip device to market. We ran into a little bit of a headwind in terms of certification and getting through some of the network hurdles that were associated with that.

But we recently cleared one of the final hurdles regarding bringing that product to market with the security aspects around it and the branding. And we’re putting the final touches on that and look to have the first devices shipped here in the coming weeks. I know we’ve said that several times but it’s definitely at the end of the tunnel for us now as we get closer with the final approval from our primary network that we’ll be branded on.

And another piece that we’ve had and what’s transitioning over with NXT-ID is really the ability to develop unique devices. NXT-ID -- Gino mentioned Wi-Mag and then we’ve got other hardware platforms and reference designs that we’ve built for specific customers and we continue to extend those capabilities with our hardware team.

And so, when we look at our engineering efforts, it’s really holistic now with the blending of the NXT-ID technology resources but also the IP assets and what we had at FitPay in terms of hardware-software combination and really makes for a strong unique combination as we try and bring new connected devices to market through unique distribution models.

We can sell those directly to consumers but we’ve got a number of distribution partners that we’re working with to bring out new connected devices based on our payment and authentication technologies that we’re developing on their behalf.

And then we’ve got the financial services packages that we can offer on prepaid Flip to kind of the extension of that where converting the Bitcoin to USD is now going to run on our financial services rails and where will be continued to evolve those services and generating revenues both not only on the provisioning side but also puts us in the financial flow in terms of top-ups and interchange as part of the usage of those products get in to market.

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Kris Tuttle^ When you say Flip, coming weeks, do you feel like we’re going to have units before Halloween, is this more November, what’s your sense on the Flip? I know just because --

Michael Orlando^ Yes.

Kris Tuttle^ -- there is a lot of interest from the other products.

Michael Orlando^ Yes. For sure and it’s certainly taken longer than we expected, not so much on the development side but given the fluidity around some of the relationships we had to put together and things like that, just the certifications process and the way we’re bringing the device to market with the payment network behind us, we had some compliance and security things that we had to get through that took a bit longer than we had expected.

That said, I expect that we will begin the first units to be shipped out by the 1st of November and then begin to fulfill the rest of that order queue throughout the remaining part of this year and then look for different form factors and other ways of expressing that capability as we get into 2019.

Kris Tuttle^ I’ll keep an eye on my mailbox.

Michael Orlando^ Yes. For sure. I know we have you on the list I think along with a number of other folks that are excited and our e-mail requests continue to get filled up with questions about what the timing is. We’re trying to be as communicative as possible and get this thing to market as quickly as we can.

Kris Tuttle^ Is the fintech business going to be headquartered in Colorado? Is the NXT base going to be where LogicMark is? How do you guys look at the epicenter to the two companies in terms of geography?

Gino Pereira^ Well, I think that they’re probably no different to how they’re really set up now. I mean, the admin for the fintech business is really based out of Southern California with the engineering and most of the bodies in Colorado. And the NXT admin base is mostly out of Florida and the distribution hub for LogicMark is out of Louisville, Kentucky. I think that just continues as it is.

On the healthcare side, Mike has just illuminated us with a lot of what the developments are on the fintech side. On the healthcare side, we’re equally as enthusiastic about the business which is part of why we think when we divide them into two businesses, we have two very viable businesses.

As you know that we have an existing VA business that’s solid and highly profitable and been in place for a number of years. We’re on a mission to extend our business deeper in the VA and we have a higher ceiling that we haven’t hit yet. We believe we’ll be successful with that.

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We’ve struggled for a long time about extending into retail and we’re making a lot of headway with that. We expect some announcements in the next several weeks, perhaps month or two, with significant retail partnerships.

And then we have a new line of business with telemedicine and we have a way of monitoring patients that are newly discharged from hospital where hospitals get chargeback for early readmissions and we have a suite of devices that can monitor their health and allow us to give early warning to physicians about a patient who is taking a turn for the worse and that’s something that could save hospitals a significant amount of money.

That’s a new line of business that we are developing and we’re very optimistic about that. That’s a very sizable market.

And the third market that we’re attacking right now that’s somewhat opportunistic is the hotel panic button market. In a number of states, California in particular, Miami Beach, it’s been mandated that hotels supply their employees with a panic button because of the number of assaults that have happened in that industry.

And that, of courses, is a core technology that we’re deep into and so we’re developing a number of solutions for hotels within that group. And as that legislation expands throughout the United States, I think that’s also a very significant opportunity when we think about the number of people that are employed in the hospitality market.

Those are the things that we’re concentrating on on the LogicMark side and I think we’re very optimistic going into next year that we’ll see this come to fruition.

Kris Tuttle^ Unless I’ve left something out, those are a lot of questions I have here in my book. Based on your timeframes here, there’s a lot that’s going to be happening in the next three weeks, including the pro forma financials which I’m sure I’m going to have more questions on because, obviously, I’ll need to take one model and turn it into two models.

But given the valuation of the FitPay and fintech business and what we know the current revenue and EBITDA run rate is for the LogicMark and related businesses that’ll be with NXTD, both of those shares should be valued at something greater than the current total valuation of the Company.

We’ve got to run the numbers but it may take a little time. But the valuation of these two businesses should definitely be additive to what the two shares are trading in the market once we get to the ex-dividend date.

Gino Pereira^ Yes.

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Michael Orlando^ Yes. And I think you pointed out, Kris, I mean, that was our core focus as we talked about this earlier this year about how do we look to extend the value to our shareholders. And Gino and I were in lock step in wanting to have that as a goal and how best to do that and came to the decision along with the (technical difficulty) we’re going to go (technical difficulty) about this for us, our shareholders, our customers and our partners.

Kris Tuttle^ Right. No, it makes total sense. I mean, right now, the market cap is $34 million; I realize the enterprise value is higher with the debt. But still we’re talking about a division that has been valued by couple different people at $30 million that’s going to be spun off. The existing shareholders should be pleased.

Michael Orlando^ We certainly agree.

Gino Pereira^ Yes.

Kris Tuttle^ Well, you guys have a lot of work to do so I’ll let you go and as soon as we’ve got more information I’ll be doing more work as well and we’ll look forward to getting all this teased out over the next few weeks.

Gino Pereira^ Great. Thank you so much.

Michael Orlando^ Awesome. Yes. Thanks for your time, Kris.

Gino Pereira^ And with that, we’ve overrun our time but thank you very much for listening in. I hope you’re better informed and we’ll keep everyone updated as we move along this process. Thank you.

Operator^ Ladies and gentlemen, thank you for participating in today’s conference. This does conclude the program. You may all disconnect.

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